UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                      January 18, 2002 (January 15, 2002)
                      -----------------------------------
                Date of Report (Date of Earliest Event Reported):

                       DIGITAL COURIER TECHNOLOGIES, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                       0-20771                87-0461586
          --------                       -------                ----------
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                           Identification Number)


348 East 6400 South, Suite 220, Salt Lake City, Utah 95035
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(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code: (801) 266-5390
                                                    --------------

                                       N/A
                                       ---
          (Former Name or Former Address if Changed Since Last Report)


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Item 5.  Other Events

         On January 7, 2002, the Company, filed a lawsuit in the United States District Court for the Northern District of California in response to the "Consent Statement" filed in December by a group of shareholders led by James Egide, the Company's onetime Chairman and CEO (the "Egide Group"). The complaint alleges the Consent Statement is false and misleading and violates the Securities Exchange Act of 1934 and Securities and Exchange Commission Rules. In addition, the complaint charges that the Consent Statement omits material information about DCTI. The Company seeks damages and an injunction prohibiting the Egide Group from soliciting shareholder consents and prohibiting the voting of any shares pursuant to the Consent Statement until the Egide Group files a truthful and non-misleading Consent Statement.

         On January 15, 2002, the Company converted all outstanding shares of Series B Preferred Stock, which had been issued on December 31, 2001 to each of the then current members of the Company's Board of Directors, to one share each of common stock of the Company. A total of 4 shares of common stock were issued pursuant to the conversion of the Series B Preferred Stock. No shares of Series B Preferred Stock remain outstanding.


         On  January  18,  2002,  the   registrant   issued  the  press  release
incorporated by reference herein as Exhibit 99.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 18, 2002         DIGITAL COURIER TECHNOLOGIES, INC.

                                By: /s/ John J. Hanlon
                                ----------------------
                                        John Hanlon
                                        President and Chief Financial Officer



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                                  Exhibit Index



EXHIBIT NO.       DESCRIPTION OF EXHIBIT
-----------       ----------------------
99                Text of press release dated  January 18, 2002  announcing  the lawsuit and conversion of Series B Preferred Stock.



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